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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        June 1, 1999
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                              M&T BANK CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


        1-9861                                           16-0968385
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(Commission File Number)                    (I.R.S. Employer Identification No.)


One M&T Plaza, Buffalo, New York                           14203
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:       (716) 842-5445
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                                (NOT APPLICABLE)
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          (Former name or former address, if changed since last report)


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Item 5.           Other Events.

         ACQUISITION OF FNB ROCHESTER CORP. On June 1, 1999, M&T Bank Corporation consummated the merger (the "Merger") of FNB Rochester Corp. ("FNB") with and into Olympia Financial Corp. ("Olympia"), a wholly owned subsidiary of M&T Bank Corporation, pursuant to the Agreement and Plan of Reorganization dated as of December 9, 1998 by and among M&T Bank Corporation, Olympia and FNB (the "Reorganization Agreement") and related Agreement and Plan of Merger. Disclosure that M&T Bank Corporation, Olympia and FNB had entered into the Reorganization Agreement was previously reported by M&T Bank Corporation in its Current Report on Form 8-K dated December 9, 1998.

         After application of the election, allocation and proration procedures contained in the Agreement and Plan of Merger set forth as Annex A to the Reorganization Agreement, the aggregate consideration for the Merger consisted of 122,516 shares of M&T Bank Corporation common stock and approximately $76 million in cash. On June 2, 1999, the total number of shares of M&T Bank Corporation common stock outstanding, including the shares issued in connection with the Merger, was 7,869,906.

         Following the Merger, First National Bank of Rochester, FNB's bank subsidiary, was merged (the "Bank Merger") with and into Manufacturers and Traders Trust Company ("M&T Bank"), a wholly owned subsidiary of Olympia. As a result of the Bank Merger, M&T Bank acquired 17 banking offices formerly operated by First National Bank of Rochester in upstate New York.

         Upon consummation of the Merger, R. Carlos Carballada, formerly President and Chief Executive Officer of FNB, and Michael J. Falcone, formerly Chairman of the Board of FNB, became directors of each of M&T Bank Corporation and M&T Bank.

         The foregoing description of the Merger is qualified in its entirety by reference to the Reorganization Agreement filed as Exhibit 99.1 to M&T Bank Corporation's Current Report on Form 8-K dated December 9, 1998.

         ACQUISITION OF BRANCH OFFICES AND RELATED TRUST OPERATIONS FROM THE CHASE MANHATTAN BANK. On June 2, 1999, M&T Bank and The Chase Manhattan Bank ("Chase") entered into an agreement providing for M&T Bank's acquisition of 29 Chase branches located in the Binghamton, Corning, Buffalo, Jamestown and Albany/Schenectady areas of upstate New York. As a result of the branch acquisition, M&T Bank will acquire approximately $600 million in retail and business banking deposits, approximately $140 million in municipal balances, approximately $40 million in loans, and portions of the trust operations associated with the branches.

         The transactions are subject to a number of conditions. M&T Bank's assumption of the deposit liabilities, its purchase of loans and its acquisition of certain trust operations is expected to close by the end of September 1999. A portion of the trust component


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of the transactions will close following the receipt of regulatory and court approvals.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        M&T BANK CORPORATION



Date: June 7, 1999                      By: /s/ Michael P. Pinto
                                            ---------------------------------
                                            Michael P. Pinto
                                            Executive Vice President
                                            and Chief Financial Officer






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